SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 29, 2005
Date of Report (Date of earliest event reported)

CITY INVESTING COMPANY LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13881 (Commission File Number)	13-6859211 (I.R.S. Employer Identification No.)
853 Broadway, Suite 1607, New York, NY 10003-4703
(Address of principal executive offices)

(212) 473-1918
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Item 2.01   Completion of Acquisition or Disposition of Assets.

On July 29, 2005, the Trustees of the City Investing Company Liquidating Trust declared a cash distribution of $2.00 per Trust Unit of Beneficial Interest to be paid on August 15, 2005, to Unit Holders of record on August 8, 2005. The aggregate cash distribution of $77,958,744 represents approximately 94% of the total assets of the Trust as reflected in its June 30, 2005 financial statements.

The foregoing is qualified in its entirety by the complete text of the attached press release.

Item 9.01 Financial Statements and Exhibits. (c) Exhibits:
20.1	Letter to Unit Holders
99.1	Press Release

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CITY INVESTING COMPANY LIQUIDATING TRUST (Registrant)
By:	/s/ L. Mantell LESTER J. MANTELL Trustee
Date:	July 29, 2005

Exhibit Index
Exhibit No.
20.1 Letter to Unit Holders dated July 29, 2005 99.1 Press Release of the Registrant dated July 29, 2005

4